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                                                                    EXHIBIT 23.5

                          CONSENT OF FINANCIAL ADVISOR


         We consent to the use in this Registration Statement of Union Planters Corporation on Form S-4 of our opinion relating to First National Bancshares of Wetumpka, Inc. included in the Prospectus to such Registration Statement at Exhibit C and to the reference to our firm in the Prospectus under the caption "DESCRIPTION OF TRANSACTION-Opinion of FNB's Financial Advisor."

T. Stephen Johnson & Associates



/s/T. Stephen Johnson & Associates
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T. Stephen Johnson & Associates


April 7,1998